Exhibit 99.1

Mace Security International Elects Richard A. Barone to Its Board of Directors

HORSHAM, Pa.--(BUSINESS WIRE)--April 2, 2009--Mace Security International, Inc. (“Mace” or the “Company”) (Nasdaq Global:MACE) today announced that it has elected Richard A. Barone to its Board of Directors, effective March 31, 2009. Mr. Barone is currently the Chairman of the Executive Committee for the Ancora Group of Companies, which includes the Ancora Advisors, LLC, Ancora Capital, Inc., Ancora Securities, Inc., Ancora Mutual Funds and the Ancora Foundation.

Mr. Barone currently owns approximately 1% of the Company's stock. In addition, Ancora Advisors has voting control of 8.3% of Mace (Ancora Advisors is a money management company). Therefore, Mr. Barone represents approximately 9.2% of the Company's stock.

“We are extremely excited to have Mr. Barone as a member of the Mace Board, as he was elected with a unanimous vote,” said Dennis Raefield, CEO and President of Mace. “Mace is currently executing an aggressive turnaround strategy in 2009, and we welcome Mr. Barone's guidance during this time as we strive to increase sales, achieve profitability and maximize future shareholder value.”

Mr. Barone, who is 67 years old, has been Chairman of the Executive Committee for the Ancora Group of Companies since 2001. He has over 35 years of experience in the investment industry. Prior to establishing the Ancora Group of Companies, Mr. Barone was the Chief Executive Officer of Maxus Investment Group, which he founded in 1973. His performance and investment strategies have received extensive coverage in publications such as Barron's, The Wall Street Journal, Institutional Investor, Forbes, and on national television and radio.

About Mace

Mace Security International, Inc. is a manufacturer of personal defense and electronic surveillance products marketed under the famous brand name, Mace®. The Company also operates a Digital Media Marketing and e-commerce business. In addition, Mace owns and operates car washes, and has previously announced that it is exiting this segment of its business. The Company's remaining car washes for sale are located in Texas. Mace's web site is www.mace.com.

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimate”, “projected”, “intend to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, dilution to shareholders, limited capital resources, the effects of weather on the demand for car care services, the effects of rapid growth on Mace and the ability of management to effectively respond to that growth, our ability to achieve operating synergies, our ability to compete against established competitors, regulatory matters, the effects of competition, and our ability to obtain additional financing. Such factors could materially adversely affect Mace's financial performance and could cause Mace's actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations are contained under the heading “Risk Factors” in Mace's SEC filings, including its registration statements and its periodic reports on Form 10-K and Form 10-Q. This press release should be read in conjunction with the financial statements and notes contained in Mace's annual reports on Form 10-K and quarterly reports on Form 10-Q.

CONTACT:
Mace Security International, Inc.
Eduardo Nieves, Jr., Vice President
954-449-1313
ed@mace.com